CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 10, 2014 relating to the consolidated financial statements and financial statement schedules, which appear in the AXA Equitable Life Insurance Company’s Annual report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 23, 2014